Exhibit 10.46

THIRD AMENDMENT TO THE PROFIT PARTICIPATION PLAN OF MOODY’S CORPORATION

A new Section 1.41A is added to the Moody’s Corporation Profit Participation Plan (amended and restated effective as of January 1, 2007) is hereby amended to read as follows, effective as of December 31, 2011:

“Spouse” shall mean the person to whom a Member is lawfully married within the meaning of the Federal Defense of Marriage Act.

MOODY’S 2011 10-K